Exhibit 107.1

Calculation of Filing Fee Tables

S-8
(Form Type)

SONIC AUTOMOTIVE, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.01 per share	Other	100,000 shares	$48.34	$4,834,000	0.00014760	$713.50
Total Offering Amounts					$4,834,000		$713.50
Total Fee Offsets							—
Net Fee Due							$713.50
(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 to which this exhibit relates also covers any additional shares of Class A Common Stock of Sonic Automotive, Inc. (the “Registrant”) that may become issuable under the Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors by reason of any stock split, stock dividend or other similar transaction.
(2)    Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on September 28, 2023.